Exhibit 99.1

Focus Enhancements, Inc. • 1370 Dell Avenue • Campbell, CA 95008 • (408) 866-8300

FOCUS Enhancements Investors:

Kirsten Chapman / David Barnard, CFA

Lippert/Heilshorn & Assoc.

(415) 433-3777

david@lhai-sf.com

Focus Enhancements Receives Funding of $10 Million from the Sale of
Convertible Notes and Announces Preliminary Fourth Quarter Results

- Notes Convertible into Common Stock at $1.00 per Share -

- Introduces 2006 Financial Guidance with Over 30 Percent Revenue Growth Expected -

Campbell, Calif. – January 30, 2006 - Focus Enhancements, Inc. (NASDAQ CM: FCSE) today announced it has obtained $10 million in gross proceeds through the issuance of Senior Secured Convertible Notes to private investors.  The Notes carry a maturity date of January 1, 2011 and are convertible into Focus Enhancements common stock at a price of $1.00 per share at any time. The Notes are being issued directly to the investors without placement agent fees or commissions.

“This convertible note financing significantly strengthens our working capital position as we begin 2006 and near the completion of a key strategic product development in commercializing our TALARIA™ Ultra Wideband (UWB) technology,” said Brett Moyer, president and chief executive officer of Focus Enhancements.  “At present, we expect this financing will enable us to complete our UWB development effort and fund general operating requirements to support our expected revenue growth of over 30 percent in 2006.  This growth will be driven by the introduction of multiple new products as well as new and expanding customer relationships in our Semiconductor and Systems Businesses.”

Senior Secured Convertible Notes

The Senior Secured Convertible Notes are secured by all of the company’s assets and carry a 10 percent coupon interest rate per annum, payable semi-annually. The company can pay the first three interest payments in cash or, if there is no default, by the issuance of additional Notes for the amount of interest; all other payments are payable in cash.  In addition, the Notes are redeemable at the company’s option at a price of 102 percent of the face amount plus accrued interest upon 30 days’ notice.

The securities subject to issuance under the described $10 million funding will not be registered when initially issued under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.  The company has agreed to file a registration statement covering public re-sales of shares issuable on conversion of the Notes within 90 days of closing.

Preliminary Fourth Quarter and Year-end 2005 Results

Focus Enhancements also announced preliminary results for its fourth quarter ended December 31, 2005.  Revenue for the fourth quarter ended December 31, 2005 is expected to be approximately $6.0 million, which is below the company’s previous fourth quarter revenue outlook of approximately $7.5 million. The company expects to report a fourth quarter 2005 loss per share of approximately $0.05, which is a smaller loss per share than its previous guidance of a loss of $0.06 to $0.07 per share.

“Although timing issues impacted shipments of a new HD FireStoreTM product to one of our key Systems Business partners and a new digital signage opportunity during the quarter, we delayed expenses and reduced our loss below previous expectations,” stated Moyer.  “We delivered double-digit revenue growth in 2005 compared to fourth quarter and full-year 2004, with expected fourth quarter 2005 revenue of $6.0 million up approximately 17 percent compared to fourth quarter 2004 and the full-year 2005 revenue of approximately $24.5 million up 22 percent over 2004.”

Moyer also noted the company’s Semiconductor customer base had changed from 2004 to 2005 and as a result was less dependent on one major customer. “Total revenue for the full year 2004 was $20.0 million of which shipments of the company’s FS454 semiconductor chip, which were primarily to Microsoft Corporation for use in its Xbox®, represented approximately 10 percent of total revenue in 2004 and 54 percent of Semiconductor revenue.  In January 2004, Microsoft ceased placing significant orders for the FS454.  Since then, Focus Enhancements has significantly diversified its customer base.”

These expected results are preliminary and unaudited. There can be no assurance that the company’s final results for the fourth quarter and full-year 2005 will be within the ranges specified above.  Final results for the fourth quarter and year ended December 31, 2005 are expected to be reported in early March, at which time management will conduct a conference call.  The date and time of the conference call will be announced in advance.

2006 Financial Guidance

“Building upon momentum in 2005, we expect 2006 revenue growth to exceed 30 percent for the year.  Specifically, we expect first half 2006 revenue to grow in our Semiconductor Business due to increased sales of chips for Personal Media Players (PMP), resulting from our strong showing at the International Consumer Electronics Show in Las Vegas where our FS45X Series of Video Processors was on display in products from 12 manufacturers, including Toshiba’s Gigabeat, DigiCube’s i-Station PMPs, Biostar, Sage, Tatung, and Elitegroup Computer Systems. We also anticipate the completion of our TALARIA UWB technology for sampling and initial shipments for commercial deployment to customers. In the Systems Business, sales of our FireStore product line are anticipated to increase as we begin shipments of two new HD FireStore products, the DR-HD100 to JVC and the FS-100 to Panasonic for use with its new HD camcorders. In addition, we expect to begin shipping digital signage products for installation to a major financial institution in the first half of 2006,” added Moyer.

About Focus Enhancements, Inc.

Focus Enhancements Inc. (NASDAQ CM: FCSE) is a leading designer of world-class solutions in advanced, proprietary video technology. Headquartered in Campbell, CA, Focus Enhancements designs, develops, and markets video solutions in two distinct markets: semiconductor products targeting several video applications and affordable, high quality, digital-video conversion and video production equipment. Semiconductor IC products include video convergence chips designed for PCs, game cards, Internet, set-top boxes, Internet appliances, and interactive TV applications and Ultra Wideband wireless integrated circuits (ICs) which are based on the WiMedia UWB standard and are designed to be compatible with Wireless USB (Certified by the USB-IF) and are used in PC, CE and mobiles electronics applications. Semiconductor products are sold directly to original equipment manufacturers (OEMs). Focus Enhancements’ complete line of video presentation and video production devices is sold globally through resellers and distributors to the broadcast, education, cable, business, industrial, presentation, Internet, gaming, home video production and home theater markets. More information on Focus Enhancements may be obtained from the company’s SEC filings, or by visiting the Focus Enhancements home page at http://www.Focusinfo.com.

Safe Harbor Statement

Statements in this press release which are not historical including statements regarding management’s intentions, hopes, expectations, representations, plans or predictions about the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include statements regarding management’s expectations of funding requirements in 2006, demand for Focus Enhancements’ products, which impacts revenue and the gross margin percentage, management’s plans to complete its Ultra Wideband (UWB) semiconductor chip designs, move UWB technology to silicon, and the performance of its UWB technology in silicon. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include customers’ acceptance of recently introduced products, changes in customer order patterns, unforeseen increased costs in research and development, the company’s ability to maintain adequate funding to develop and implement UWB technology, the ability of the company to migrate its UWB technology to silicon in a timely manner, if at all, the performance and acceptance of its UWB technology if and when successfully moved to silicon, and the risk factors specified in the company’s Form 10-K/A for the year ended December 31, 2004, Forms 10-Q, 10-Q/A and 10-Q for the periods ending March 31, 2005, June 30, 2005 and September 30, 2005, as well as other filings with the SEC. These statements are based on information as of January 30, 2006 and the company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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